As filed with the Securities and Exchange Commission on May 10, 1999

                                              File No.  333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            Form S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933



                    Dominion Resources, Inc.
     (Exact name of registrant as specified in its charter)
                VIRGINIA                                    54-1229715
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
or organization)                                         No.)
          120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219
  (Address of principal executive office, including zip code)

                    DOMINION RESOURCES, INC.
                  INCENTIVE COMPENSATION PLAN
                    (Full Title of the Plan)


 Patricia A. Wilkerson, Vice President and Corporate Secretary
        W. H. Riggs, Jr., Assistant Corporate Secretary
                    DOMINION RESOURCES, INC.
         120 Tredegar Street, Richmond, Virginia 23219
            (Name and address of agent for service)
                         (804) 819-2000
 (Telephone number, including area code, of agent for service)


                  CALCULATION OF REGISTRATION FEE*

                                     Proposed       Proposed
 Title of Each          Amount       Maximum        Maximum        Amount of
Class of Securities     to be        Offering Price Aggregate      Registration
 to be Registered       Registered   Per Share      Offering Price Fee

Common Stock, without   8,000,000   $41.0625         $328,500,000   $91,323
  par value             shares

__________
(*) Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for May 6, 1999.

  Dominion Resources, Inc. is registering an additional 8,000,000 shares of common stock, without par value, relating to an earlier filed employee benefit plan, the Dominion Resources, Inc. Incentive Compensation Plan
(the Plan), which was filed and registered with the Securities and Exchange Commission on April 22, 1997, File No. 333-25587, registering 3,000,000 shares of common stock under the Plan (filing fee paid $31,250) which is hereby incorporated herein by reference.


Exhibits

5 Opinion of James F. Stutts, Vice President and General Counsel of Dominion
  Resources, Inc. (filed herewith)

23  Consent of Deloitte & Touche (filed herewith)

99 Dominion Resources, Inc. Incentive Compensation Plan as restated effective April 16, 1999 (filed herewith)

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 10th day of May, 1999.

                                   DOMINION RESOURCES, INC.

                                   By /s/THOS. E. CAPPS
                                   (Thos. E. Capps, Chairman of the Board
                                    of Directors, President and Chief
                                    Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 10th of May, 1999. The officers and directors whose signatures appear below hereby constitute Patricia A.
Wilkerson or W. H. Riggs, Jr., either of whom may act, as their true and lawful attorneys-in fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.


          Signature                       Title

/s/JOHN B. ADAMS, JR.
   John B. Adams, Jr.             Director



   John B. Bernhardt              Director


/s/THOS. E. CAPPS
   Thos. E. Capps                 Chairman of the Board of Directors,
                                   President and Chief Executive Officer

/s/JOHN W. HARRIS
   John W. Harris                 Director


/s/BENJAMIN J. LAMBERT, III
   Benjamin J. Lambert, III       Director

               Signature


Richard L. Leatherwood            Director


/s/K. A. RANDALL
   K. A. Randall                  Director


/s/FRANK S. ROYAL
   Frank S. Royal                 Director


/s/S. DALLAS SIMMONS
   S. Dallas Simmons              Director


/s/ROBERT H. SPILMAN
   Robert H. Spilman              Director


/s/JUDITH B. WARRICK
   Judith B. Warrick              Director


/s/DAVID A. WOLLARD
   David A. Wollard               Director


/s/THOMAS N. CHEWNING
   Thomas N. Chewning            Executive Vice President (Chief Financial
                                 Officer)


/s/J. L. TRUEHEART
   J. L. Trueheart               Senior Vice President and Controller
                                 (Principal Accounting Officer)